SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                    Date of Report (Date of earliest Event

                           Reported): July 28, 2000


  INDYMAC ABS, INC., (as depositor under the Pooling and Servicing Agreement, dated as of July 1, 2000, providing for the issuance of the Home Equity
         Mortgage Loan Asset Backed Certificates, Series SPMD 2000-B).

                               INDYMAC ABS, INC.

            (Exact name of registrant as specified in its charter)

     Delaware                            333-51609                  95-4685267
------------------------------------     ---------              --------------
  (State or Other Jurisdiction          (Commission           (I.R.S. Employer
       of Incorporation)                File Number)       Identification No.)


155 North Lake Avenue
Pasadena, Califormia                                         91101
---------------------------                                -------
(Address of Principal                                   (Zip Code)
Executive Offices)


Registrant's telephone number, including area code (800) 669-2300
                                                   --------------



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Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.
         ------------------------

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits:

         5.1  Legality Opinion of Brown & Wood LLP.

         8.1  Tax Opinion of Brown & Wood LLP (included in Exhibit 5.1)

         23.1   Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              INDYMAC ABS, INC.



                                                        By: /s/ Blair Abernathy
                                                                Blair Abernathy
                                                                      President

Dated: July 28, 2000

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     INDYMAC ABS, INC.


                                                     By: _________________
                                                     Name: _______________
                                                     Title: ________________

Dated: July 28, 2000

                                 Exhibit Index

Exhibit
                                                                         Page

5.1    Legality Opinion of Brown & Wood LLP                                6

8.1    Tax Opinion of Brown & Wood LLP (included in Exhibit 5.1)           6

23.1   Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1)      6

                                                           Exhibits 5.1 and 8.1


                                                                  July 28, 2000

IndyMac ABS, Inc.
155 North Lake Avenue
Pasadena, CA  91101


   Re:  IndyMac ABS, Inc.
        Home Equity Mortgage Loan Asset-Backed Trust, Series SPMD 2000-B
        Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD 2000-B

Ladies and Gentlemen:

     We have acted as special counsel for IndyMac ABS, Inc., a Delaware corporation (the "Company"), in connection with the issuance of the Home Equity Mortgage Loan Asset-Backed Certificates of the above-referenced Series (the "Certificates") pursuant to a Pooling and Servicing Agreement dated as of July 1, 2000 (the "Pooling and Servicing Agreement"), among the Company, as depositor, IndyMac Bank, F.S.B., as seller and master servicer (the "Seller and Master Servicer"), and The Bank of New York, as trustee (the "Trustee").

     The Certificates will represent the entire beneficial ownership interest in the Home Equity Mortgage Loan Asset-Backed Trust, Series SPMD 2000-B (the "Trust Fund"). The assets of the Trust Fund will consist primarily of a pool of conventional sub-prime mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

     We have examined such documents and records and made such investigations of such matters of law as we have deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals.

     Based upon the foregoing, we are of the opinion that:

1. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company, the Seller and Master Servicer and constitutes a valid, legal and binding agreement of the Company and the Seller and Master Servicer, enforceable against the Company, the Seller and Master Servicer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

2. Assuming that the Certificates have been duly executed and countersigned by the Trustee in the manner contemplated in the Pooling and Servicing Agreement, when delivered and paid for, the Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

3. Assuming compliance with the Pooling and Servicing Agreement, each of the Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended, each of the Public Certificates, other than the Class R Certificates, will evidence ownership of a "regular interest" in a REMIC and the Class R Certificates will evidence ownership of the "residual interest" in each REMIC. The Excess Reserve Fund Account will be treated as an outside reserve fund, within the meaning of Treasury Regulation 1.860G-2(h), beneficially owned by the holder of the Class X Certificate.

     The opinion set forth in paragraph 3 is based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. Such opinion is limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Pooling and Servicing Agreement or the effect of such transactions on IndyMac Bank, F.S.B., or any of its shareholders.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the corporate laws of the State of Delaware and the laws of the State of New York.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Report on Form 8-K dated the date hereof.

                                                       Very truly yours,

                                                       /s/ BROWN & WOOD LLP
                                                       --------------------
                                                           BROWN & WOOD LLP